As filed with the Securities and Exchange Commission on July 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	85-3651036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

THUMZUP MEDIA CORPORATION

10557-B Jefferson Blvd.

Culver City, CA 90232

(Address of principal executive offices) (Zip Code)

Thumzup Media Corporation 2024 Equity Incentive Plan

Thumzup Media Corporation 2025 Equity Incentive Plan

(Full title of the Plans)

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Culver City, CA 90232

(Name and address of agent for service)

(800) 403-6150

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza

26th Floor

New York, NY 10112

Tel: +1 212 659-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Thumzup Media Corporation (the “Company”) in connection with the registration of (i) 1,332,228 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued pursuant to stock awards under the Thumzup Media Corporation 2024 Equity Incentive Plan, adopted on May 29, 2024 (as amended on July 5, 2024, the “2024 Plan”), (ii) 659,097 shares of Common Stock that are reserved for issuance pursuant to future awards under the 2024 Plan, and (iii) 2,000,000 shares of Common Stock that are reserved for issuance pursuant to future awards under the Thumzup Media Corporation 2025 Equity Incentive Plan, adopted on April 29, 2025 (the “2025 Plan”).

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of shares of Common Stock included in the reoffer prospectus represents shares of Common Stock issued to the selling stockholders pursuant to nonqualified stock awards and shares of Common Stock issuable pursuant to stock option awards and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the 2024 Plan and 2025 Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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REOFFER PROSPECTUS

1,332,228 SHARES OF COMMON STOCK

THUMZUP MEDIA CORPORATION

This prospectus relates to the reoffer and resale from time to time of up to 1,332,228 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Thumzup Media Corporation, a Nevada corporation (the “Company”), by certain selling stockholders named herein.

The selling stockholders may offer and sell the shares described in this prospectus in a number of different ways and at varying prices. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling stockholders to sell any or all such shares.

We will not receive any of the proceeds from the offering or sale of such shares by the selling stockholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “TZUP.” On July 21, 2025, the closing price for our Common Stock as reported by the Nasdaq Capital Market was $14.09.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 7 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

We are a “smaller reporting company” and “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company and Emerging Growth Company” for additional information.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2025.

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We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements incorporated by reference into this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto and the other information incorporated by reference into this prospectus before deciding to invest in our shares of Common Stock. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Background of Thumzup

Thumzup was incorporated on October 27, 2020, under the laws of the State of Nevada. Its headquarters are located in Culver City, CA. Our primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Our mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile app. The Thumzup app generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

Our Common Stock is currently traded on Nasdaq under the symbol “TZUP.”

The Thumzup app enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the app), the app will post the photo and a caption to the user’s social media account(s). As of the date of this filing, Instagram is our initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. We expect to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, we have elected to comply with certain reduced public company reporting requirements. We are also a “smaller reporting company.”

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

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We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Company Information

Our principal executive office is located at 10557-B Jefferson Blvd., Culver City, CA 90232, and our telephone number is (800) 403-6150. Our website address is www.ThumzupMedia.com. The information contained on, or that can be accessed through, our website is not a part of, or incorporated by reference to, this prospectus. Our web address is included in this document as an inactive textual reference only.

About This Offering

This offering relates to the resale by the selling stockholders of up to 1,332,228 shares of Common Stock. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the 2024 Plan.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding us and our business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. See the section entitled “Selling Stockholders” below. All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock.

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SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 1,332,228 shares of Common Stock issued to the selling stockholders, or underlying equity awards issued to the selling stockholders, under our 2024 Plan. The selling stockholders may sell any, all or none of such shares and we do not know when or in what amount the selling stockholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling stockholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of July 17, 2025, (ii) the number of shares to be offered for resale by each selling stockholder and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold. Unless otherwise indicated, the address for each of the selling stockholders named below is c/o Thumzup Media Corporation, 10557-B Jefferson Blvd., Culver City, CA 90232.

Name of Selling Stockholder	Number of Shares Beneficially Owned (1)		Number of Shares to be Offered for the Account of the Selling Stockholder (2) (3)		Number of Shares Beneficially Owned After the Offering (1)	% Owned After the Offering ** (1)
Isaac Dietrich	88,304	(4)	150,000	(5)	88,304	*
Robert Steele	768,843	(6)	500,000	(7)	768,843	7.34%
Joanna Massey	165,282	(8)	120,000		165,282	1.58%
Paul Dickman	159,710	(9)	138,000		158,710	1.53%
Robert Haag (10)	522,401	(11)	120,000		521,559	4.99%
Raja Wahie	8,989	(12)	8,989		0	*
Armando Soto	40,000	(13)	40,000		0	*
Manuel Alvarez	3,750	(14)	3,750		0	*
Julian Carmichael	3,750	(15)	15,000	(16)	0	*
Saurabh Chaudhary	5,000	(17)	20,000	(18)	0	*
Shoaib Jamal	1,250	(19)	5,000	(20)	0	*
Yvonne Medrano	12,500	(21)	50,000	(22)	0	*
Rebekah Melendez	5,000	(23)	20,000	(24)	0	*
Muhammad Kashan Zakir	5,000	(25)	20,000	(26)	0	*
Girish Appanna Gowda	1,250	(27)	5,000	(28)	0	*
Jeevan Adiga	1,250	(29)	5,000	(30)	0	*
Erik Lehmann	10,000	(31)	40,000	(32)	0	*

**	calculated based on 10,468,972 shares of Common Stock outstanding as of July 17, 2025.

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*	denotes less than 1%.

(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain shares of Common Stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of Common Stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of Common Stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of Common Stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding as of the date hereof.

(2) These are designated as “restricted securities” as such term is defined in General Instruction C to Form S-8.

(3) Includes shares of Common Stock underlying stock option and restricted stock awards irrespective of whether such stock option and restricted stock awards will vest more than 60 days after the date hereof.

(4) Mr. Dietrich is our Chief Financial Officer. His shareholdings consist of (i) 26,740 shares of Common Stock, (ii) vested stock options to purchase up to 49,219 shares of Common Stock under the 2024 Plan, and (iii) 12,345 common shares underlying 823 Series A Preferred Shares.

(5) Includes stock options to purchase up to an aggregate of 100,781 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(6) Mr. Steele is our Chief Executive Officer. His shareholdings consist of (i) 604,780 shares of Common Stock and (ii) vested stock options to purchase up to 164,063 shares of Common Stock under the 2024 Plan.

(7) Includes stock options to purchase up to an aggregate of 335,938 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(8) Ms. Massey is one of our directors. Her shareholdings consist of (i) 20,592 shares of Common Stock, (ii) vested stock options to purchase up to 120,000 shares of Common Stock under the 2024 Plan, and (iii) 24,690 common shares underlying 1,646 Series A Preferred Shares.

(9) Mr. Dickman is one of our directors. His shareholdings consist of (i) 21,710 shares of Common Stock and (ii) vested stock options to purchase up to 138,000 shares of Common Stock under the 2024 Plan.

(10) Robert Haag is one of our directors and is the Managing Member and sole owner of Westside Strategic Partners, LLC (“Westside”). Robert Haag has voting control and investment discretion over securities held by Westside. As such, Robert Haag may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Westside.

(11) Consists of (i) 312,476 shares of Common Stock held by Westside, (ii) 5,125 shares of Common Stock held by Robert Haag, (iii) 120,000 shares of Common Stock underlying options to purchase shares of Common Stock at $5.00/share and (iii) 65,606 shares of Common Stock underlying 33,491 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) held by Westside. Excludes 436,759 shares of Common Stock underlying 33,491 shares of Series A Preferred Stock held by Westside as such conversion is prohibited by the Series A beneficial ownership limitation blocker.

(12) Mr. Wahie is our Controller. His shareholdings consist of 8,989 shares of Common Stock issued under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(13) Mr. Soto is a consultant. His shareholdings consist of 40,000 shares of Common Stock issued under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(14) Mr. Alvarez was our National Recruiting Director. His shareholdings consist of options to purchase up to 3,750 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

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(15) Ms. Carmichael is our Community Manager. Her shareholdings consist of options to purchase up to 3,750 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(16) Includes stock options to purchase up to an aggregate of 11,250 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(17) Mr. Chaudhary is our Full Stack Developer. His shareholdings consist of options to purchase up to 5,000 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(18) Includes stock options to purchase up to an aggregate of 15,000 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(19) Mr. Jamal is our Full Stack Developer. His shareholdings consist of options to purchase up to 1,250 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(20) Includes stock options to purchase up to an aggregate of 3,750 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(21) Ms. Medrano is our Officer Director. Her shareholdings consist of options to purchase up to 12,500 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(22) Includes stock options to purchase up to an aggregate of 37,500 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(23) Ms. Melendez is our Office Manager. Her shareholdings consist of options to purchase up to 5,000 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(24) Includes stock options to purchase up to an aggregate of 15,000 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(25) Mr. Zakir is our Full Stack Developer. His shareholdings consist of options to purchase up to 5,000 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(26) Includes stock options to purchase up to an aggregate of 15,000 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(27) Mr. Gowda is our Full Stack Developer. His shareholdings consist of options to purchase up to 1,250 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(28) Includes stock options to purchase up to an aggregate of 3,750 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(29) Mr. Adiga is our Full Stack Developer. His shareholdings consist of options to purchase up to 1,250 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(30) Includes stock options to purchase up to an aggregate of 3,750 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

(31) Mr. Lehmann is our National Sales Director. His shareholdings consist of options to purchase up to 10,000 shares of Common Stock under the 2024 Plan, which have vested or will vest within 60 days of the date hereof.

(32) Includes stock options to purchase up to an aggregate of 30,000 shares of Common Stock under the 2024 Plan, which will vest more than 60 days after the date hereof.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock of the selling stockholders.

Although the shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling stockholders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements of Thumzup Media Corporation, as of and for the years ended December 31, 2024 and 2023, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Haynie & Company, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available to you on the Commission’s website at http://www.sec.gov. We maintain a website at www.ThumzupMedia.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this reoffer prospectus. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 11, 2025, as amended on Form 10-K/A filed with the Commission on April 30, 2025;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 15, 2025;

3.	Our Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 23, 2025, January 27, 2025, March 7, 2025, March 20, 2025, March 25, 2025, May 13, 2025, June 23, 2025, and July 7, 2025, July 15, 2025, and July 21, 2025; and

4.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on October 28, 2024, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the “Description of Securities” filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 11, 2025, and any amendment or report filed with the Commission for purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on these who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,332,228 shares of

Common Stock

July 22, 2025

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 11, 2025, as amended on Form 10-K/A filed with the Commission on April 30, 2025;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 15, 2025;

3.	Our Current Reports on Form 8-K filed with the Commission on January 7, 2025, January 23, 2025, January 27, 2025, March 7, 2025, March 20, 2025, March 25, 2025, May 13, 2025, June 23, 2025, and July 7, 2025, July 15, 2025, and July 21, 2025; and

4.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on October 28, 2024, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the “Description of Securities” filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 11, 2025, and any amendment or report filed with the Commission for purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Thumzup Media Corporation, 10557-B Jefferson Blvd., Culver City, CA 90232, Attention: Isaac Dietrich, Chief Financial Officer, or by telephone at: (800) 403-6150.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation.

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding, if such person: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action, if he or she: (i) is not liable for breach of his or her fiduciary duties to the corporation; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably titled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Under the Registrant’s Amended and Restated Bylaws (the “Bylaws”), the Registrant shall indemnify any director, officer, employee or agent of the Registrant to the fullest extent permitted by the Nevada Revised Statutes, as described above. The Registrant’s Bylaws also require the Registrant to advance expenses, including, without limitation, attorneys’ fees, costs, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection with any proceeding.

The Registrant has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that the Registrant indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to it as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of the Registrant and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by the Registrant.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Commission on June 23, 2021)
4.2	Certificate of Amendment to Articles of Incorporation filed on November 4, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on 1-A/A filed with the Commission on December 9, 2022)
4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on June 20, 2024)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on June 23, 2021)
4.5	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series A Preferred Convertible Voting Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 27, 2022)
4.6	Form of Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B Preferred Convertible Voting Stock (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed with the Commission on March 20, 2024)
5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Haynie & Company, Independent Registered Public Accounting Firm
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of this Registration Statement).
99.1	Thumzup Media Corporation 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A filed with the Commission on July 11, 2024)
99.2	Amendment No. 1 to Thumzup Media Corporation 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A filed with the Commission on August 26, 2024)
99.3	Thumzup Media Corporation 2025 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s Information Statement on Schedule 14C filed with the Commission on May 12, 2024, as amended)
107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Culver City, California, on July 22, 2025.

THUMZUP MEDIA CORPROATION

By:	/s/ Robert Steele
Name:	Robert Steele
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert Steele	Chief Executive Officer (Principal Executive Officer)	July 22, 2025
Robert Steele

/s/ Isaac Dietrich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2025
Isaac Dietrich

/s/ Joanna Massey	Director	July 22, 2025
Joanna Massey

/s/ Robert Haag	Director	July 22, 2025
Robert Haag

/s/ Paul Dickman	Director	July 22, 2025
Paul Dickman

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